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                                                                   Exhibit 99.14

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated September 20, 1999 relating to the July 31, 1999 financial statements and financial highlights of Prudential Balanced Fund appearing in the July 31, 1999 Annual Report to Shareholders of Prudential Balanced Fund, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement Post-Effective Amendment No. 23, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information of our report dated November 17, 1999 relating to the September 30, 1999 financial statements and financial highlights of Prudential Active Balanced Fund appearing in the September 30, 1999 Annual Report to Shareholders of Prudential Active Balanced Fund, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement Post-Effective Amendment No. 12, which is incorporated by reference in the N-14 Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
July 17, 2000